                                                                      EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

Name of                    Percent          Names Under Which                   State of
Subsidiary                 Ownership        Subsidiaries Do Business            Incorporation
----------                 ---------        ------------------------            -------------
Investors Title            100%             Investors Title Insurance           North Carolina
Insurance Company                           Company

Northeast Investors        100%             Northeast Investors Title           South Carolina
Title Insurance                             Insurance Company
Company

Investors Title            100%             Investors Title Exchange            North Carolina
Exchange Corporation                        Corporation

Investors Title            100%             Investors Title                     South Carolina
Accommodation                               Accommodation Corporation
Corporation

Investors Title            100%             Investors Title Management          North Carolina
Management                                  Services, Inc.
Services, Inc.

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